October 11 2012


Securities  exchange Commission
450 Fifth Street NW
Washington DC 20549

Attn. Document Control



RE	American
Depositary
Shares
evidenced by
One 1
American
Depositary
Receipts
representing
Five 5
Ordinary
Shares of
James Hardie
Industries SE
Form F6 File
No.
33313914


Ladies and Gentlemen

Pursuant to Rule 424b3 under
the
Securities Act of 1933 as
amended
on behalf of BNY Mellon as
Depositary for securities
against
which American Depositary
Receipts are to be issued we
attach
a copy of the new prospectus
Prospectus reflecting the
change
in name for James Hardie
Industries
SE.

As required by Rule 424e the
upper
right hand corner of the
Prospectus
cover page has a reference to
Rule
424b3 and to the file number of
the
registration statement to which
the
Prospectus relates.

Pursuant to Section III B of
the
General Instructions to the
Form F6
Registration Statement the
Prospectus consists of the ADR
certificate with revised name
change
for James Hardie Industries SE.

The Prospectus has been revised
to
reflect the new name and has
been
overstampted with

Effective October 25 2012 the
Companys name changed to James
Hardie Industries plc



Please contact me with any
questions or comments at 212
8152276



Violet Pagan
The Bank of New York Mellon
ADR Division
Encl.
CC Paul Dudek Esq. Office of
International Corporate Finance









101 Barclay Street New York NY
10286